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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 21, 2009
                        (Date of earliest event reported)

                                DST SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                   1-14036                                43-1581814
         (Commission File Number)           (I.R.S. Employer Identification No.)

 333 West 11th Street, Kansas City, Missouri                64105
   (Address of principal executive offices)               (Zip Code)


                                 (816) 435-1000
               Registrant's telephone number, including area code

                                 Not Applicable
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


ITEM 1.01  Entry into a Material Definitive Agreement.

     On May 21, 2009, DST Systems, Inc. ("DST") entered into a $175 million accounts receivable securitization program with Enterprise Funding Company, LLC ("Enterprise"), a third party multi-seller asset-backed commercial paper conduit administered by Bank of America, National Association ("Bank of America"). This accounts receivable securitization program replaces DST's $200 million accounts receivable securitization program with CIESCO, LLC, a third party multi-seller asset-backed commercial paper conduit administered by Citibank, N.A., which expired by its terms on May 21, 2009.

     Under the terms of this new securitization program, (a) DST will acquire, on a revolving true sale basis, accounts receivable originated by certain of its subsidiaries, including, but not limited to, DST Output, DST Health Solutions, DST Technologies, and Argus Health Systems (the "Subsidiary Originators"), (b) DST will sell receivables originated by DST and receivables acquired from the Subsidiary Originators, on a revolving true sale basis, to a wholly-owned bankruptcy remote special purpose subsidiary of DST (the "SPE"), and (c) the SPE will sell undivided interests in receivables to Enterprise and other investors in the program. DST will retain servicing responsibility over the receivables. The assets of the SPE are not available to satisfy the creditors of any other person, including DST or any of its subsidiaries or affiliates.

     As part of the program, the SPE, Enterprise and other parties will enter into a Receivables Purchase Agreement (the "Purchase Agreement"), pursuant to which (a) the SPE will sell undivided interests in receivables to Enterprise and other investors in the program from time to time, (b) DST will act as servicing agent for the receivables, and (c) Bank of America and other banks in the program from time to time will provide a liquidity facility to Enterprise and commit to purchase undivided interests in receivables from the SPE if Enterprise fails or refuses to do so. The maximum amount advanced to the SPE at any one time under the program shall not exceed $175 million.

     The receivables will be subject to customary criteria, limits and reserves. Although the SPE will bear the risk of non-payment of the receivables, DST has agreed to indemnify the SPE, and the Subsidiary Originators have in turn agreed to indemnify DST, against certain events, including certain defaults under the program agreements. Neither DST nor the SPE guarantees collectability of the receivables or the creditworthiness of obligors. Enterprise's purchase commitment will expire on May 20, 2010 (unless otherwise extended in accordance with the program agreements), subject to Enterprise's right to terminate the program upon certain events described in the Purchase Agreement.

     This summary does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which is attached as an exhibit hereto.

     This report contains forward-looking statements with respect to the accounts receivable securitization program, its accounting treatment under generally accepted accounting principles in the Unites States of America, and other matters discussed herein. Such information is based upon currently available information and DST's views as of today, and actual actions, results or accounting treatments could differ. There could be a number of factors affecting the securitization program or its financial statement impact, as well as factors affecting our future performance or results, including those described in DST's latest annual report on Form 10-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statement. We will not update any forward-looking statements in this report to reflect future events.

ITEM 9.01  Financial Statements and Exhibits

(c). Exhibits.

Exhibit
Number              Description
---------------     ------------------------------------------------------------
10.1                The Receivables  Purchase Agreement dated May 21, 2009 among
                    Fountain City Finance,  LLC, Enterprise Funding Company LLC,
                    Bank of America, National Association, DST Systems, Inc., and certain subsidiaries of DST


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of May, 2009.

                                            DST SYSTEMS, INC.

                                            By: /s/ Kenneth V. Hager
                                               ------------------------------
                                               Kenneth V. Hager
                                               Vice President, Chief Financial
                                                     Officer and Treasurer